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                                                                      Exhibit 99

FOR IMMEDIATE RELEASE

Investor Relations:                             Media Contact:
404-266-7493                                    Jan Sisko/Melissa Rudolph
cybercare@duffey.com                            Duffey Communications
                                                404-266-2600, Ext. 261/208
                                                jsisko@duffey.com
                                                mrudolph@duffey.com


              CYBERCARE ANNOUNCES NEW CHAIRMAN OF THE BOARD AND CEO
                        JACK HIGHT APPOINTED AS CHAIRMAN
                           JOE FORTE APPOINTED AS CEO

BOYNTON BEACH, FL - (February 7, 2002) CyberCare, Inc. (Nasdaq: CYBR) announced that Jack Hight has been appointed to the Board of Directors and will serve as CyberCare's interim chairman of the board. He will replace former chairman and CEO Michael F. Morrell, who has resigned due to declining health. Joseph R. Forte, current CyberCare President, will assume the CEO position vacated as a result of Morrell's resignation.

Hight,  co-founded  EDS  Federal  with Ross  Perot  after  leaving  IBM in
1964. He has served as chairman of Modus Operandi, Inc., Seisint, Inc., Intec Systems, Inc. and Database Technologies, Inc. Hight has over 40 years of experience as chief executive of several corporations which were merged into NYSE listed corporations.

Recently promoted to president of CyberCare, Joe Forte is responsible for leading the technology division in expanding and re-engineering the Electronic HouseCall(R) (EHC(TM)) product line to accommodate network, point-to-point and mobile applications for advancing and securing the company's strategic alliance with IBM, among many other significant accomplishments. Before joining CyberCare, Mr. Forte was the general manager for Kodak's global telehealth business. At CyberCare, he has continued to recognize and recruit talented individuals and match appropriate personnel to the company's needs.

"As the average age of the population increases in the United States and around the world, the need to provide excellent health care to the chronically ill is increasing exponentially," said Hight. "CyberCare's Electronic HouseCall(R) systems enable all healthcare providers to serve chronically ill patients, not only more effectively, but more economically. That opportunity is very exciting to us."

"Jack Hight's highly successful career, vast industry contacts and sound business acumen will be of tremendous benefit to CyberCare, its customers, employees and shareholders," said Forte. "I am extremely gratified by his confidence in our core management team, who I know are all eagerly looking forward to his leadership as we move forward. We all look forward to meeting the challenges ahead of us and bringing the appropriate shareholder value to the business".


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Additionally, as part of its ongoing revenue analysis, the company is evaluating previously announced third- and fourth-quarter 2001 shipments of EHC equipment to determine if they are in compliance with applicable revenue recognition criteria.

"While the demand for our equipment continues to increase, the products and a number of our resellers are still relatively new to the marketplace," said Steven M. Cohen, CFO for CyberCare.

Under the various criteria of SEC Staff Accounting Bulletin 101, the company is required to continually evaluate each order shipped to determine when it meets the requirements for revenue recognition. CyberCare is expected to complete this evaluation and reflect the results in its 2001 year-end audited financial statements.

ABOUT CYBERCARE

CyberCare, Inc. is a network-based telehealth solutions company improving the delivery of care through its Internet-based technology. CyberCare creates a live, interactive community that incorporates all members of the care team in the healthcare delivery process, resulting in cost reduction and improvement in the quality of patient care. Utilizing patented technology for remote monitoring and real-time interactive communications between chronically ill patients and their providers, CyberCare's Electronic HouseCall(R) System allows for effective and efficient data collection, case management and personal interaction. Headquartered in Boynton Beach, FL, CyberCare also has physical, occupational and speech therapy businesses and an institutional pharmacy business. Visit CyberCare's Web site at WWW.CYBERCARE.NET.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, PRODUCT ACCEPTANCE AND EFFECTIVENESS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.